UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Nikola Corporation
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[Press release issued on July 6, 2023]

NIKOLA ADJOURNS AND WILL RECONVENE ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 3, 2023

PHOENIX – July 6, 2023 — Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, today announced that its 2023 Annual Meeting of Stockholders has been adjourned to August 3, 2023 at 1:00 p.m., Pacific Time.

Nikola has received the requisite number of votes to approve all the proposals except for Proposal 2.

Proposal 2, Amendment to Nikola’s Restated Certificate to Increase the Authorized Number of Shares of Common Stock, currently requires a majority of all outstanding common stock for approval. A proposed amendment to Section 242 of the Delaware General Corporation Law is expected to be effective August 1, 2023. Once effective, the voting threshold for approval to amend a company’s certificate of incorporation to increase the number of authorized shares would change from a majority of the outstanding common stock to a majority of the shares actually voting on the proposal. Under this proposed new law, if the annual meeting were to be held today, a sufficient number of shares would have been voted in favor of Proposal 2.

Stockholders must ACTIVELY VOTE by 11:59 p.m., Eastern Time, on August 2, 2023, for their vote to count. Stockholders as of the close of business on April 10, 2023 are entitled to vote, even if they no longer own the shares. No additional action is required for stockholders who have already voted.

Voting is quick and simple:

•BY PHONE: Please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562, if in North America. International voters can call 1 (551) 210-9929. You can also contact Alliance Advisors if you have any questions about voting.

•BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦If you are a Robinhood holder, proxy voting emails are sent by noreply@robinhood.com and voting is hosted by Say Technologies. You will be able to vote and view materials directly from your email.

The 2023 Annual Meeting of Stockholders will be held virtually on Thursday, August 3, 2023, at 1:00 p.m., Pacific Time via live audio webcast. In order to attend, register in advance at http://www.viewproxy.com/nkla/2023 by 11:59 p.m., Pacific Time on August 2, 2023.

ABOUT NIKOLA CORPORATION
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company”), including statements relating to the amendment in Delaware, its expected effective date and its potential impact on Proposal 2. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: whether the pending legislation is signed into law and the timing thereof; changes in voting and the actual vote counts on the day of the annual meeting; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR INQUIRIES
investors@nikolamotor.com

MEDIA INQUIRIES
press@nikolamotor.com